Exhibit 10
RAYMOND JAMES FINANCIAL, INC.
AMENDED
STOCK OPTION PLAN
FOR OUTSIDE DIRECTORS

THIS IS A STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, hereinafter referred to as the "Plan", effective as of December 12, 1986, by Raymond James Financial, Inc., (the "Company"), and is made with reference to the following facts:

A. The Company recognizes the need to attract and retain high-quality outside directors and to provide additional incentive to such individuals to contribute to the success of the Company and to promote the growth and general prosperity of the Company.

B.  By its execution of this instrument, the Company hereby establishes this Plan in order to attain the above-stated objectives.

C. The Plan is designed to grant outside directors stock options to purchase Shares of the Company's Common Stock.

D. The Plan is not intended to qualify as an Incentive Stock Option Plan under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company herein adopts this Plan to read as follows:

1. Definitions. As used herein, the following definitions shall apply:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Common Stock" shall mean common stock, par value $.01 per share, of the Company.

(c) "Committee" shall mean the Stock Option Committee if one is appointed by the Board in accordance with Section 3(a) of the Plan.

(d) "Continuous Status as an Outside Director" shall mean the absence of any interruption or termination of such relationship. Continuous Status as an Outside Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board.

(e)  "Director" shall mean any person elected to serve on the Board of Directors of the Company who is not an employee of the Company.

(f) "Option" shall mean a stock option granted pursuant to the Plan.

(g) "Optioned Stock" shall mean stock subject to an option granted pursuant to the Plan.

(h)  "Optionee" shall mean a Director who receives an Option.

(i) "Share" shall mean the Common Stock of the Company, as adjusted in accordance with Section 11 of the Plan.

2. Stock Subject to the Plan.

(a) Number of Shares. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan shall be 50,000. Such Shares may be authorized, but unissued, or may be treasury Shares.

(b) Expired or Unexercisable Options. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

3. Administration of the Plan.

(a) Procedural Rules.

(1) The Plan shall be administered by the Board.

(2) The Board may appoint a Committee consisting of not less than three members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(3) If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

(4)  As hereinafter used in this Plan and in any Option granted hereunder, the term "Committee" shall refer to either the Committee or the Board if no Committee is then designated.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority:

(1) To determine the Directors to whom, and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option;

(2) To interpret the Plan;

(3) To prescribe, amend and rescind rules and regulations relating to the Plan;

(4) To determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

(5) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and

(6) To make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

4. Eligibility. Options may be granted only to Directors of the Company and options to purchase no more than 20,000 shares may be granted to any one director. A Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

5. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect indefinitely unless sooner terminated under Section 12 of the Plan.
6. Terms of Options. The term of each Option granted under the Plan shall be five years from the date of grant thereof and, unless otherwise provided in the terms of an Option, shall be exercisable through the 60th month from the date such Option is granted (except in the case of resignation or removal, permanent disability or death, in which events Subparagraphs 9(c), 9(d) and 9(e) hereof, respectively, are applicable) and must be exercised in whole or in part during the exercise period. To the extent the Option is not exercised in full prior to termination, it will expire.
7. Option Price. The Option Price for Shares to be issued pursuant to any Option granted under the Plan shall be the fair market value of a Share of Common Stock on the date of grant. For the Purposes hereof, fair market value shall be based upon one of the following: (i) in case the Common Stock shall not be publicly traded, the fair market value shall be the book value of a Share of Common Stock as of the end of the most recently ended calendar quarter of the Company; (ii) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the date of grant; or (iii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant.

8. Grant of Options.

Procedure for Granting. Options shall be granted at the sole discretion of the Committee; and the date of grant of an Option under the Plan shall, for all such purposes, be the date on which the Committee makes the determination to grant such Option. Notice of the determination shall be given to each Director to whom an Option is so granted within a reasonable time after such date.

9. Exercise of Option.

(a)  Procedure for Exercise.

(1) Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee, and for purposes of this paragraph, an Option shall be treated as outstanding until it is exercised or expires by reason of a lapse of time.

(2) An Option may not be exercised for fractional shares.

(3) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment of the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend of other rights for which the record date is prior to the date of the stock certificates are issued except as provided in Section 11 of the Plan.

(4) Payment for Shares with respect to which an Option is exercised may be made wholly or partially in the form of Common Stock. Such Common Stock shall be valued at "fair market value" upon the date of exercise as the term "fair market value" is determined pursuant to Section 7 hereof.

(b) Exercise During Contractual Relationship. Unless otherwise provided in the terms of an Option, an Option must be exercised by the Optionee while he is a Director and has maintained since the date of the grant the Option the Continuous Status as a Director.

(c) Exercise Upon Retirement. Unless otherwise provided in the terms of an Option, if an Optionee's continuous Status as a Director terminates by reason of retirement pursuant to the Company's Corporate Governance Principles all outstanding Options shall immediately vest and become exercisable on the last day of service as a Director and all outstanding Options shall expire in accordance with the original term for each Option.

(d)  Exercise Upon Resignation or Removal. Unless otherwise provided in the terms of an Option, if an Optionee's Continuous Status as a Director terminates by reason of resignation or removal by the Company's Board or Shareholders, the number of outstanding Options exercisable and the exercise period(s) are subject to the discretion of the Committee.

(e) Exercise Upon Disability. Unless otherwise provided in the terms of an Option, if an Optionee's Continuous Status as a Director terminates by reason of a permanent disability, the Optionee shall then be entitled to exercise the Option in whole or in part; provided, however, such Option must be exercised in whole or in part within 120 days following the date that the Optionee became permanently disabled. An Optionee is permanently disabled if the Committee determines he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(f) Exercise Upon Death. Unless otherwise provided in the terms of an Option, if an Optionee's Continuous Status as a Director terminates by reason of his death, the outstanding Options of the deceased Optionee may be exercised, in whole or in part, within 120 days following the death of Optionee, by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

10. Transferability Limitations. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

11. Changes in Company Capitalization.

(a) Optioned Stock Adjustment Upon Exercise. If all or any portion of an Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or other similar change or transaction of or by the Company, as a result of which shares of any class are issued in respect of outstanding Shares or Shares are changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise, the aggregate number and class of Shares equal to the number and class of Shares he would have had on the date of exercise had the Shares been purchased for the same aggregate price at the date the Option was granted, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional Share shall be issued upon any such exercise and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued.

(b) Non-Optioned Stock Adjustment. In the event of any change in the Shares, as described in Subsection (a) above, the aggregate number and class of Shares remaining available under the Plan shall be adjusted to equal the number and class of Shares which a person would have been entitled to receive pursuant to this Section 11 if an Option for all Shares remaining available under the Plan had been granted to said person on the date preceding such change.

12. Amendment and Termination of the Plan.

(a) Amendment or Termination. The Board, without approval of the stockholders, may terminate the Plan at any time or amend the Plan from time to time in such respects as the Board may deem advisable.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

13. Conditions Upon Issuance of Shares.

(a) Legal Restrictions. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Representations Required. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the option of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Liability of Company. The Company or any subsidiary which is in existence or thereafter comes into existence shall not be liable to an Optionee or other person as to:

(a) Non-Issuance of Shares. The non-issuance or sale of Shares as a result of the Company being unable to obtain from any regulatory body having jurisdiction, the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax Consequences. Any tax consequences expected, but not realized, by any Optionee or other person due to the exercise of any Option granted hereunder.

16. Governing Law. This Plan shall be interpreted and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the Company has duly executed this Plan effective as of the date and year first above written.

Dated:  December 1, 2005

Attest:                  RAYMOND JAMES FINANCIAL, INC.

/s/ Paul L. Matecki    By:  /s/ Thomas A. James
Paul L. Matecki     Thomas A. James
Assistant Secretary     President